PROXY                                                                      PROXY
                           recordLab CORPORATION

           This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders - January 31, 2000

         The undersigned hereby appoint(s) Larry Foster and Marsha Murry and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of recordLab Corporation held of record by the undersigned on December 6, 1999 at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 300 112th Avenue S.E., Bellevue, Washington at 2:00 p.m. (Pacific standard time) on Monday, January 31, 2000, with authority to vote upon the matters listed on this Proxy Card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.
                                                                     WITHHOLD
                                                                     AUTHORITY
                                                  FOR all           to vote for
                                                  Nominees          all nominees
(1) ELECTION OF DIRECTORS                           [   ]               [   ]
    Nominees:
    Class 1 (term expires at the 2000 Annual Meeting of Shareholders)
      JOHN H. BAUER (Current Director)
      MARK CHASAN (New Nominee)

    Class 2 (term expires at the 2001 Annual Meeting of Shareholders)
      LARRY D. FOSTER (Current Director)
      MICHAEL LLOYD (New Nominee)
      MARSHA MURRY (Current Director)

    Class 3 (term expires at the 2002 Annual  Meeting of  Shareholders)
      DALTON KAYE (New Nominee)
      ROBERT ORBACH (Current Director)

     The Company recommends a vote FOR all nominees

     WITHHOLD for the following only: (Write the name of the nominee(s) in the space below)

     --------------------------------------

(2)  SELECTION OF PricewaterhouseCoopers LLP           FOR    AGAINST    ABSTAIN
     AS INDEPENDENT ACCOUNTANTS                       [   ]    [   ]      [   ]
     The Company recommends a vote FOR this item

(3)  AMEND THE ARTICLES OF INCORPORATION TO INCREASE
     THE AUTHORIZED COMMON SHARES TO 50 MILLION        FOR    AGAINST    ABSTAIN
     SHARES                                           [   ]    [   ]      [   ]
     The Company STRONGLY recommends a vote FOR this item

(4)  RATIFY THE ADOPTION OF THE 1999 STOCK             FOR    AGAINST    ABSTAIN
     OPTION PLAN                                      [   ]    [   ]      [   ]
     The Company STRONGLY recommends a vote FOR this item

Signature(s)_________________________________   Date____________________________

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of notice of meeting and proxy statement is hereby acknowledged.

[   ]             I plan to attend the Annual Meeting.